SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2006
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
225 N. 13th Avenue, Laurel, Mississippi, 39440
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On February 23, 2006, upon the recommendation of the Compensation Committee of the Registrant’s Board of Directors, the Board adopted a Bonus Award Program for the Registrant’s salaried employees and accounting trainees effective November 1, 2005. If the Registrant meets net income per share and minimum return on average stockholders equity goals for the fiscal year ended October 31, 2006, the program provides for the award of bonuses to eligible participants equal to a percentage of their base salary. The total award a participant can receive has two components: a percentage based on the Registrant’s earnings per share, and a percentage based on the Registrant’s operational performance. The fiscal 2006 program is substantially similar to the program that was in effect for fiscal 2005, which was filed as Exhibit 10 to the Registrant’s Current Report on Form 8-K filed December 8, 2004, except that the Board increased the objectives that determine the percentage of an employee’s bonus that is dependent on earnings per share for the year.
A copy of the Bonus Award Program is filed herewith as Exhibit 10.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description
10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SANDERSON FARMS, INC.
(Registrant)

Date: February 28, 2006	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Sanderson Farms, Inc. Bonus Award Program effective November 1, 2005.